Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,469,690
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,106,740)
Dividend Income	18,805
Interest Income	2,912
ETF Transaction Fees	1,050
Total Income (Loss)	$5,385,717

Expenses
General Partner Management Fees	$71,187
Professional Fees	16,438
Brokerage Commissions	1,967
Directors' Fees and insurance	3,752
NYMEX License Fee	1,780
SEC & FINRA Registration Expense	12,450
Total Expenses	$107,574
Net Income (Loss)	$5,278,143

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/22	$142,430,450
Withdrawals (300,000 Shares)	(11,378,665)
Net Income (Loss)	5,278,143

Net Asset Value End of Month	$136,329,928
Net Asset Value Per Share (3,550,000 Shares)	$38.40

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596